ARTICLES OF INCORPORATION
                                       OF
                            RAPTOR INVESTMENTS, INC.

           The undersigned, a natural person competent to contract, does hereby make, subscribe and file these Articles of Incorporation for the purpose of organizing a corporation under the laws of the State of Florida.
                                    ARTICLE I
                                 CORPORATE NAME

           The name of this Corporation shall be: RAPTOR INVESTMENTS, INC.

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS

           The principal office and mailing address of the Corporation is 2855
N. University Drive, Suite 320, Coral Springs, FL 33065.

                                   ARTICLE III
                     NATURE OF CORPORATE BUSINESS AND POWERS

           The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.


ROXANNE K. BEILLY, ESQ., FLA. BAR #851450
Atlas Pearlman, P.A.
350 East Las Olas Boulevard, Suite 1700
Fort Lauderdale, Florida  33301
Phone No.: (954) 763-1200



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                                   ARTICLE IV
                                  CAPITAL STOCK

           The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be one hundred million (100,000,000) shares of common stock, par value $.01 per share, and five million (5,000,000) shares of preferred stock, par value $.01 per share. Series of the preferred stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of preferred stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

                                    ARTICLE V
                                TERM OF EXISTENCE

           This Corporation shall have perpetual existence.

                                   ARTICLE VI
                              REGISTERED AGENT AND
                      INITIAL REGISTERED OFFICE IN FLORIDA

           The street address of the initial registered office of the corporation is 2855 N. University Drive, Suite 320, Coral Springs, FL 33065, and the name of its initial registered agent at such address is Paul A. Lovito, Jr..



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                                   ARTICLE VII
                               BOARD OF DIRECTORS

       This Corporation shall have three (3) Directors initially.

                                  ARTICLE VIII
                                INITIAL DIRECTOR

       The names and addresses of the initial Directors of this Corporation are:

                               Paul A. Lovito, Jr.
                       2855 N. University Drive, Suite 320
                             Coral Springs, FL 33065

                                Matthew J. Lovito
                       2855 N. University Drive, Suite 320
                             Coral Springs, FL 33065

                                 Marc A. Lovito
                       2855 N. University Drive, Suite 320
                             Coral Springs, FL 33065


           The persons named as initial Directors shall hold office for the first year of existence of this Corporation, or until their successors are elected or appointed and have qualified, whichever occurs first.

                                   ARTICLE IX
                                  INCORPORATOR

           The name and address of the person signing these Articles of Incorporation as the Incorporator is Paul A. Lovito, Jr., 2855 N. University Drive, Suite 320, Coral Springs, FL 33065.



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                                    ARTICLE X
                                 INDEMNIFICATION

           This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

                                   ARTICLE XI
                             AFFILIATED TRANSACTIONS

           This Corporation expressly elects not to be governed by Section
607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

                                   ARTICLE XII
                           CONTROL SHARE ACQUISITIONS

           This Corporation expressly elects not to be governed by Section
607.0902 of the Florida Business Corporation Act, as amended from time to time, relating to control share acquisitions.

           IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on the 6th day of November, 2001.


                                            /S/ PAUL F. LOVITO, JR.
                                            ------------------------------------
                                            Paul F. Lovito, Jr., Incorporator



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                    CERTIFICATE DESIGNATING REGISTERED AGENT
                        AND OFFICE FOR SERVICE OF PROCESS

           RAPTOR INVESTMENTS, INC., a corporation existing under the laws of the State of Florida with its principal office and mailing address at 2855 N. University Drive, Suite 320, Coral Springs, FL 33065, has named Paul A. Lovito, Jr., 2855 N. University Drive, Suite 320, Coral Springs, FL 33065, as its agent to accept service of process within the State of Florida.

                                   ACCEPTANCE:

           Having been named to accept service of process for the above named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.



                                                   /S/ PAUL F. LOVITO, JR.
                                                   -----------------------------
                                                   Paul F. Lovito, Jr.




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